Exhibit 99.1

Commerce Union Bancshares, Inc. Declares $0.06 Cash Dividend for Fourth Quarter 2017

Represents 9.1% Increase in Cash Dividend Compared to Prior Year’s Annual Cash Dividend

BRENTWOOD, Tenn.--(BUSINESS WIRE)--December 21, 2017--Commerce Union Bancshares, Inc. (Nasdaq: CUBN), parent company of Reliant Bank, announced today that its Board of Directors approved a cash dividend of $0.06 per share. The $0.06 per share dividend is payable on January 20, 2018, to shareholders of record as of the close of business on January 10, 2018. In 2016, Commerce Union paid an annual cash dividend of $0.22 per share.

“We are pleased to announce our Board’s approval of the fourth quarter cash dividend of $0.06 per share that, together with the dividends paid for the first three quarters, represents a 9.1% increase in the cash dividend compared with the annual dividend paid last year,” stated DeVan D. Ard, Jr., Chairman, President and Chief Executive Officer. “The dividend reflects our bank’s continuing growth and profitability and our Board’s commitment to build long-term value for our shareholders.

“We expect to complete the pending merger with Community First, Inc., the parent company for Community First Bank & Trust located in Columbia, Tennessee, effective January 1, 2018. As a result, those Community First shareholders who receive Commerce Union stock in connection with the merger will also receive this cash dividend payment following the closing of the merger. We are very excited about joining forces with Community First to provide our shareholders with a much stronger base to grow our combined operations in the future.”

About Commerce Union and Reliant Bank

Commerce Union Bancshares, Inc. is a Brentwood, Tennessee-based bank holding company which operates banking centers in Davidson, Robertson, Sumner and Williamson counties, Tennessee, along with loan and deposit production offices in Rutherford and Hamilton counties, Tennessee, through its wholly-owned subsidiary Reliant Bank. Reliant Bank is a full-service commercial bank that offers a variety of deposit, lending and mortgage products and services to business and consumer customers. As of September 30, 2017, Commerce Union had approximately $1 billion in total assets, approximately $749 million in loans and approximately $840 million in deposits. For additional information, locations and hours of operation, please visit their website at www.reliantbank.com.

Forward Looking Statements

All statements, other than statements of historical fact, included in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “believe,” “anticipate,” “expect,” “may,” “will,” “assume,” “should,” “predict,” “could,” “would,” “intend,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking, including statements about the benefits to Commerce Union of the merger, Commerce Union’s future financial and operating results (including the anticipated impact of the transaction on the combined company’s earnings per share and tangible book value) and Commerce Union’s plans, objectives and intentions.

All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Commerce Union to differ materially from any results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, (1) the risk that the cost savings and any revenue synergies from the transaction may not be realized or may take longer than anticipated to be realized, (2) the ability of Commerce Union to meet expectations regarding the timing and completion and accounting and tax treatment of the transaction, (3) the effect of the announcement of the transaction on employee and customer relationships and operating results (including, without limitation, difficulties in maintaining relationships with employees and customers), (4) the risk that integration of Community First’s operations with those of Commerce Union will be materially delayed or will be more costly or difficult than expected, (5) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement, (6) the amount of the costs, fees, expenses, and charges related to the transaction, (7) reputational risk and the reaction of the parties’ customers, suppliers, employees or other business partners to the transaction, (8) the failure of any of the conditions to the closing of the transaction to be satisfied, or any unexpected delay in closing the transaction, (9) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (10) the dilution caused by Commerce Union’s issuance of additional shares of its common stock in the transaction, and (11) general competitive, economic, political and market conditions. Additional factors which could affect the forward-looking statements can be found in Commerce Union’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed with the Securities and Exchange Commission (“SEC”) and available on the SEC’s website at http://www.sec.gov. Commerce Union believes the forward-looking statements contained herein are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. Commerce Union disclaims any obligation to update or revise any forward-looking statements contained in this release, which speak only as of the date hereof, whether as a result of new information, future events or otherwise.

CONTACT:
Commerce Union Bancshares, Inc.
DeVan Ard, 615-221-2020
Chairman, President and Chief Executive Officer